UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2014

ALTISOURCE RESIDENTIAL CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation

402 Strand Street

Frederiksted, United States Virgin Islands 00840-3531

(Address of principal executive offices including zip code)

(340) 692-1055

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Dividend

On March 6, 2014, Altisource Residential Corporation (the “Company”) announced that its Board of Directors declared a quarterly cash dividend of $0.40 per share of common stock. Residential will pay this quarterly dividend on March 24, 2014 to all stockholders of record as of the close of business on March 17, 2014.

This dividend represents a $0.15 per share, or 60%, increase over the last quarterly dividend of $0.25 per share and reflects the second consecutive increase in Residential’s quarterly dividend.

A copy of the press release announcing the dividend is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Caution regarding forward-looking statements

All statements other than statements of historical facts included in this Current Report on Form 8-K are forward-looking statements that are subject to uncertainties that could cause actual results and achievements to differ materially from those expressed in such statements. These uncertainties are in some instances beyond our control. Words such as “expect,” “will” and other similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements contained herein speak only as of the date they are made and are qualified in their entirety by reference to the risks and uncertainties described from time to time in the Company’s filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release Announcing Quarterly Cash Dividend, dated March 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Altisource Residential Corporation

Date: March 6, 2014	By:	/s/ Stephen H. Gray

Stephen H. Gray General Counsel and Secretary